Exhibit 10.36
MASTEC, INC.
1997 ANNUAL INCENTIVE COMPENSATION PLAN
     1. PURPOSE. The MasTec, Inc. 1997 Annual Incentive Compensation Plan (the “Plan”) is intended to increase the profitability of Mastec, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined) by providing the opportunity for key executives to earn incentive payment for outstanding achievement and performance. The Plan has the further purpose of fulfilling the Company’s objective of offering a fully competitive total compensation package to its key employees, thus enabling the Company to attract and retain executives of the highest caliber and ability.
     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as follows:
     “AWARD” means the right of a Participant to receive a payment under the Plan subject to the terms and conditions hereof, including satisfaction of the Participant’s Performance Objectives during the applicable Performance Period.
     “BOARD” means the Board of Directors of the Company.
     “CEO” means the Chief Executive Officer of the Company.
     “CODE” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.
     “COMMITTEE” means the Special Committee of the Board, any successor committee thereto or any other Committee appointed by the Board to administer the Plan.
     “COMMON STOCK” means the Common Stock, no par value, of the Company.
     “COVERED EMPLOYEE” means, for a given fiscal performance period of the Company, any Participant designated by the Committee by not later than 90 days following the start of such period as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such period may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

     “DISABILITY” means eligibility for disability benefits under the terms of any of the Company’s disability plans in effect at the time the Participant becomes disabled.
     “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the applicable filings and regulations thereunder.
     “FAIR MARKET VALUE” means, in the event the Common Stock is traded on a recognized securities exchange or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues, an amount equal to the average of the high and low sales prices of the Common Stock on such exchange or such quotation on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted on that date, the average of the high and low prices of the Common Stock on the next preceding day on which sales were made on such exchange or quotations; or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Committee.
     “FINAL AWARD” means the amount determined pursuant to Section 10 as payable to a Participant under the Plan in respect of a Performance Period.
     “MANAGEMENT” means the Chairman of the Board and the CEO, and such other member of the Company’s management as they may from time to time designate to take action with respect to the Plan.
     “PARTICIPANT” means a key executive of the Company whose decisions and actions significantly affect the Company’s growth and profitability and who receives an Award opportunity under the Plan as determined by the Committee.
     “PERFORMANCE OBJECTIVES” means significant financial objectives to be achieved by the Participant during the Performance Period and upon which the payment of the Award shall be based.
     “PERFORMANCE PERIOD” means each calendar year or multi-year cycle as determined by the Committee, except that the first performance period shall be the nine month period from April 1, 1997 to December 31, 1997.
     “PERSON” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.
     “RETIREMENT” means retirement at normal retirement age.
     “SUBSIDIARY” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(q of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.
     “TARGET AWARD” means the amount established pursuant to Section 7 with respect to a Participant.
     3. EFFECTIVE DATE. Subject to stockholder approval at the Company’s 1997

Annual Meeting of Stockholders, the Plan shall be effective as of April 1, 1997 (the “Effective Date”). No Award shall be made with respect to Performance Periods ending after December 31, 2006, unless the Plan is extended by the Board.
     4. ADMINISTRATION.
     (a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:
          (i) to select Participants,
          (ii) to make Awards in accordance with the Plan,
          (iii) to determine the amount of each Target Award,
          (iv) to determine the terms and conditions of each Award, including, without imitation, those related to vesting, forfeiture and payment, and the effect, if any, of a Participant’s termination of employment with the Company on the Award made to such Participant, and including the authority to amend the terms and conditions of an Award after the making thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award and not otherwise prohibited by the Plan,
          (v) to determine Performance Objectives applicable to each Award,
          (vi) to determine the degree of the attainment of the Performance Objectives,
          (vii) to determine the amount of Final Awards and the form of payments to Participants,
          (viii) to prescribe, amend and rescind rules and procedures relating to the Plan,
          (ix) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions,
          (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan, and
          (xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan. In reaching its decisions, the Committee shall consider recommendations made by Management. In addition, the Committee is authorized to use the services of independent auditors to determine the level of achievement of Performance Objectives, subject to the certification of the Committee with respect to the achievement of the Performance Objectives for the Covered Employees.

     (b) PLAN CONSTRUCTION AND INTERPRETATION. The Committee shall have all power and authority, subject to the express provisions hereof, to construe and interpret the Plan.
     (c) DETERMINATIONS OF COMMITTEE FINAL AND BINDING. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.
     (d) LIABILITY OF COMMITTEE. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.
     5. ELIGIBILITY. The Committee shall select Participants based on recommendations of Management. Selection as a Participant shall be limited to those officers or other key employees or consultants of the Company or a Subsidiary who, by virtue of their positions, have a demonstrable impact on either the profitability of a major business unit of the Company, or upon the overall profitability of the Company. No Committee member shall be eligible to be a Participant while serving as a Committee member, but a director of the Company who is also a full-time employee, but not a member of the Committee, shall be eligible to be a Participant. No Participant or employee of the Company shall have any right to be awarded an Award or to receive an actual payment under the Plan.
     6. MAXIMUM AMOUNT OF AWARD PER PARTICIPANT. The maximum Award that may be earned by any Participant in respect of any Performance Period shall equal $4,000,000.
     7. TARGET AWARDS. The Target Award for each Participant shall be determined by the Committee at or near the start of the applicable Performance Period based upon Management’s recommendation. The Target Award for any Participant shall not exceed the amount specified in Section 6 as the maximum Award that may be earned by any Participant. For Covered Employees, the Target Award, the related award schedule and the Performance Objective(s) shall be established within 90 days of the beginning of the Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code). Each individual Target Award shall be based on a percentage of salary, a percentage of the performance objective achieved, or a stated dollar amount, but Final Awards may be paid in cash, in shares of Common Stock (valued at their Fair Market Value as of the date of payment) or in a combination of cash and shares as the Committee shall determine.

     8. PERFORMANCE OBJECTIVES. Performance Objectives for each Participant shall be established as provided in this section at levels so that their achievement reflects commendable performance by the Participant. The Performance Objectives shall be expressed in terms of one or more of the following performance measures established by the Committee for each Performance Period: (i) revenue, (ii) net income, (iii) operating income , (iv) pre-tax income, (v) earnings before interest, taxes depreciation and amortization (“EBITDA”), (vi) return on equity or assets, (vii) stock price, (viii) earnings per share, or (ix) economic value added to the Company, each of which may be established on a Company-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investment, partnerships or joint ventures. At the same time, the Committee may establish a “range” of achievement of Performance Objectives. The Committee shall have the authority to alter or adjust Performance Objectives during the course of a Performance Period, or to alter or adjust the financial results otherwise reported or achieved by the Company during such Performance Period, if it is deemed appropriate to do so, except with respect to the Covered Employees who are subject to the terms of the last sentence of Section 10.
     9. NOTICE OF TARGET AWARD. Except as may otherwise be determined by the Committee, a Participant shall be notified in writing on or near the start of the Performance Period of the amount of the Participant’s Target Award and the Performance Objectives.
     10. FINAL AWARD DETERMINATION. As soon as practicable following the completion of each Performance Period, the level of achievement of Performance Objectives for each Participant and the amount of the Final Award payment shall be determined by Management. With respect to Covered Employees, the Committee shall review such determination and shall certify in writing as to such level of achievement. Except as provided below with respect to Covered Employees, the Committee in its sole discretion has the authority to effect adjustments from time to time in connection with determining the degree of achievement of the Performance Objectives for the Company or a business unit of the Company for the applicable year in question, and to make any other determinations, as it deems equitable, fair or advisable for the purpose of ascertaining the amount of any payments under this Plan. With respect to Covered Employees, the Committee shall have no discretion to increase, but may decrease, the amount of the Final Award based on the range of achievement of the Performance Objectives established under Sections 7 and 8 hereof.
     11. PAYMENT OF FINAL AWARDS. Final Award payments shall be made, less required tax and other applicable withholdings, as soon as practicable after the determination and final approval of such payments as provided in Section 10. Final Awards shall be paid in cash, in shares of Common Stock (valued at their Fair Market Value as of the date of payment) or in a combination of cash and shares as the Committee shall determine. With respect to Final Awards that are paid in Common Stock, the Committee may establish at or prior to the time of payment such restrictions on the transferability and/or vesting requirements, if any, as the Committee considers appropriate.
     12. SHARES OF STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 17(b) hereof, the number of shares of Common Stock that may be issued under the Plan in payment of Final Awards shall not exceed, in the aggregate, 1,000,000 shares. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof.
     13. TERMINATION OF EMPLOYMENT. If a Participant’s employment with the Company terminates during a Performance Period because of death, Disability or Retirement or with the approval of the Committee, the Participant (or the Participant’s designated beneficiary or estate in the absence of a surviving designated beneficiary) may receive a pro rata payment based on the number of full months during which the Participant was employed during the Performance Period and the degree to which during such Performance Period the Performance Objectives were judged to have been achieved, subject to the requirements of Section 162(m) of the Code. A Participant whose employment with the Company terminates during a Performance Period for any reason other than death, Disability or Retirement (including without limitation by voluntary resignation or termination by the Company with or without cause) shall not be eligible for any payment for such Performance Period. A leave of absence, if approved by the Committee, shall not be deemed to be a termination of employment for purposes of this Plan, and may warrant the payment of a full or pro rata Award as determined by the Committee.
     14. TRANSFER. If a Participant is transferred within the Company during a Performance Period to a position that is not considered as eligible for participation in the Plan, the Committee may, in its sole and absolute discretion, authorize a pro rata payment based on the number of full months during the Performance Period during which the Participant was employed and the degree to which during such Performance Period the Performance Objectives were judged to have been achieved.
     15. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN. The Board or Committee may at any time and from time to time terminate, modify, suspend, or amend the Plan in whole or in part; PROVIDED, HOWEVER, that without stockholder approval, the Board or Committee shall not change (i) the performance measures listed in Section 8 with respect to Covered Employees, (ii) the individuals or class of individuals eligible to participate in the Plan, or (iii) the maximum amount payable to a Participant under the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been awarded, adversely affect his or her rights under such Awards.
     16. NON-TRANSFERABILITY. No Award made under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order” (“QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder. In the event of a Participant’s death, the payment of the Award as provided in the Plan, if any, shall be made to the Participant’s designated beneficiary, or estate in the absence of a surviving beneficiary.

     17. RECAPITALIZATION OR REORGANIZATION.
     (a) AUTHORITY OF THE COMPANY AND STOCKHOLDERS. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or Proceeding, whether of a similar character or otherwise.
     (b) CHANGE IN CAPITALIZATION. Notwithstanding any provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof and/or (ii) such other adjustments as it deems appropriate. The Committee’s determination as to what, if any, adjustment shall be made shall be filial and binding on the Company and all Participants.
     18. MISCELLANEOUS.
     (a) TAX WITHHOLDING. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
     (b) NO RIGHT TO AWARDS OR EMPLOYMENT. No Participant shall have any claim or right to receive Awards under the Plan. Nothing in the Plan shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.
     (c) UNFUNDED PLAN. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of this or other arrangement to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to Awards hereunder.
     (d) SECURITIES LAW RESTRICTIONS. The Committee may require each Participant acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.
     (e) EXPENSES. The costs and expenses incurred in administering the Plan, including any Committee fees, charges by the Company’s independent auditors, or other costs, shall be borne by the Company.
     (f) APPLICABLE LAW. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.